UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2025

Petros Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-39752 (Commission File Number)	85-1410058 (I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 3rd Floor

New York, New York 10036
(Address of principal executive offices) (Zip code)

(973) 242-0005
(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PTPI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, Petros Pharmaceuticals, Inc. (the “Company”) recently received, and requested an appeal of, a delisting notice related to the Company’s low bid price pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(iii). On April 28, 2025, Nasdaq notified the Company (the “Notice”) it had public interest concerns regarding the Company’s public offering of securities that closed on February 19, 2025, which serves as an additional basis for delisting the Company’s securities pursuant to Nasdaq Listing Rule 5810(d). The Company intends to address these concerns before a Nasdaq Hearings Panel (the “Panel”). As a result of the Company’s hearing request pending appeal notice, all delisting actions have been stayed, pending a hearing before the Panel. The Notice has no immediate impact on the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which will continue to be traded on Nasdaq.

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2025, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) of Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of Delaware to effect a 1-for-25 reverse stock split of the shares of the Company’s Common Stock either issued and outstanding or held by the Company as treasury stock, effective as of 4:05 p.m. (New York time) on April 30, 2025 (the “Reverse Stock Split”). As previously disclosed, the Company held its 2024 annual meeting of stockholders (the “Annual Meeting”) on November 20, 2024, at which meeting the Company’s stockholders approved the amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Common Stock at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined by the Company’s Board of Directors (the “Board”) and included in a public announcement. Following the Annual Meeting, the Board determined to effect the Reverse Stock Split at a ratio of 1-for-25 and approved the corresponding final form of the Certificate of Amendment.

As a result of the Reverse Stock Split, every 25 shares of issued and outstanding Common Stock was automatically combined into one issued and outstanding share of Common Stock without any change in the par value per share. No fractional shares were issued as a result of the Reverse Stock Split. Any fractional shares that would otherwise have resulted from the Reverse Stock Split were rounded up to the next whole number. The number of authorized shares of Common Stock under the Certificate of Incorporation remains unchanged at 7,000,000,000 shares.

Proportionate adjustments were made to the per share exercise price and the number of shares of Common Stock that may be purchased upon exercise of outstanding stock options granted by the Company. The number of shares reserved for issuance under the Company’s 2020 Omnibus Incentive Compensation Plan (the “2020 Plan”) was proportionately reduced in accordance with the terms of the 2020 Plan.

The Common Stock began trading on a Reverse Stock Split-adjusted basis on Nasdaq on May 1, 2025. The trading symbol for the Common Stock will remain “PTPI.” The new CUSIP number for the Common Stock following the Reverse Stock Split is 71678J308.

For more information about the Reverse Stock Split, see the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on October 25, 2024, the relevant portions of which are incorporated herein by reference. The information set forth herein is qualified in its entirety by reference to the complete text of the Certificate of Amendment, a copy of which is filed with this report as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Petros Pharmaceuticals, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROS PHARMACEUTICALS, INC.

Date: May 2, 2025	By:	/s/ Fady Boctor
Name: Fady Boctor
Title: President and Chief Commercial Officer